[OBJECT OMITTED]



                              ENGAGEMENT AGREEMENT





This Agreement is effective as of the date of execution, by and between Thinkpath.com Inc, 55 University Avenue, Suite 505, Toronto, Ontario M5J 2H7 (referred to as "Company"), and entrenet2 Capital Advisors, LLC, 3510 Unocal Place, Suite 103,Santa Rosa, California 95403 (referred to as "entrenet").

Company desires to have services provided by entrenet.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on the Effective Date, entrenet will provide the services, (collectively, the "Services") as described in Exhibit A attached hereto and incorporated herein by reference.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by entrenet shall be determined by entrenet. entrenet shall, and the Company will rely on entrenet's promise to work as many hours as may be reasonably necessary to fulfill entrenet's obligations under this Agreement.

3. PAYMENT. Company will pay a fee to entrenet for the Services in an amount and under terms and conditions as described in Exhibit A.

4. TRANSACTION. For purposes of this Agreement, the term "Transaction" shall mean, whether in one or a series of transactions: Any capital financing, including without limitation, any financing for debt, equity, capital stock (common or preferred), convertible instruments, lines of credit and secured and/or unsecured debt; Any merger or acquisition activity including without limitation, (i) the acquisition, directly or indirectly, through purchases, sales, or otherwise, of any or all portions of the securities of the Company by an investor or (ii) any merger, consolidation, reorganization, recapitalization, restructuring or other business combination involving the Company and an investor.




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5.       CONSIDERATION. For purposes of this Agreement, the term "Consideration"
         means the total proceeds and other consideration paid and to be paid or contributed directly or indirectly, in connection with a Transaction (which consideration shall be deemed to include amounts paid or to be paid into escrow) to the Company and its shareholders, including, without limitation: (i) cash; (ii) notes, securities, and other property (including all options, warrants or other instruments or arrangements convertible into or exercisable for any of the foregoing) at the fair market value thereof; (iii) liabilities assumed; (iv) payments to be made in installments; (v) amounts paid or payable under management, consulting, supply, service, distribution, technology transfer or licensing agreements, and real property or equipment lease agreements, and agreements not to compete, and other similar arrangements (including such payments to management), entered into other than in the ordinary course of business; and (vi) contingent payments, if actually paid (whether or not related to future earnings or operations). The fair market value of non-cash consideration consisting of securities shall be determined based upon (A) the closing sale price for such securities on the registered national securities exchange providing the primary market therein on the last trading day prior to the date of receipt thereof by the Company or its shareholders, (B) if such securities are not so traded, the average of the closing bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System on the last trading day prior to the date of receipt thereof by the Company or its shareholders, or (C) if such securities are not so traded or reported, agreement between the Company and entrenet. The fair market value of any non-cash Consideration other than securities shall be determined by agreement of the Company and entrenet. If all or any portion of the Consideration is to be paid over time, then that portion of the Transaction Fee attributable thereto shall be payable, in the sole discretion of entrenet, either (i) as and when such payments are made or (ii) upon consummation of a Transaction, calculated based on the present value of such Consideration utilizing a discount rate of 7% per annum.

6. ACCOUNTING AND INSPECTION RIGHTS. For all compensation referred to in Exhibit A, it is further agreed that Company shall maintain written records in sufficient detail for purposes of determining the amount of Fees due entrenet. Company shall provide to entrenet a written accounting that sets forth the manner in which Fee payments were calculated. Upon 15 days notice, entrenet or entrenet's agent shall have the right to inspect Company's records for the limited purpose of verifying the calculation of Fee payments, subject to such restrictions as Company may reasonably impose to protect the confidentiality of the records. Such inspections shall be made at the company's principal place of business during regular business hours as may be set by the Company.

7. EXPENSE REIMBURSEMENT. entrenet shall be entitled to reimbursement from Company as described in Exhibit A.

8. TERM/TERMINATION. This Agreement shall be effective upon signing and shall have an initial term and such renewal terms as shall be described in Exhibit A. The termination of this engagement is also defined in Exhibit A.

9. RELATIONSHIP OF PARTIES. It is understood by the parties that entrenet is an independent contractor with respect to Company, and not an employee of Company. Company will not provide fringe benefits, such as health insurance benefits, paid vacation, or any other employee benefit, for the benefit of entrenet.

10. INDEMNIFICATION. Recognizing that entrenet's role under this Agreement is advisory, by its acceptance of this Agreement the Company (i) agrees to indemnify and hold harmless entrenet its directors, officers, agents and employees ("Indemnified Persons") against all losses, claims, damages, penalties, judgments, liabilities and expenses of every kind whatsoever (including, without limitation, all fees and expenses of litigation or preparation therefore, whether or not entrenet is a party thereto) (collectively "Liabilities") which any of them may pay or incur arising out of or related to the Transaction or services which are the subject of this letter; and (ii) herby expressly and irrevocably waives any and all rights and objections which it may have against any Indemnified Persons in respect of any Liability arising out of or relating to the Transaction or services which are the subject of this letter, except to the extent in either (i) or (ii) such Liability arises primarily from entrenet's gross negligence or willful misconduct. The Company further agrees not to settle any claim, litigation or proceeding relating to a Transaction (whether or not entrenet is a party thereto) unless such settlement releases entrenet, its officers, directors and employees from any and all liability in respect of such Transaction. For the purposes of enforcing this indemnity and with respect to all claims and disputes under or relating to this Agreement, the Company and entrenet irrevocably submit to the exclusive jurisdiction of the State and Federal Courts in the State of California as the sole and exclusive forum for the resolution of such claims and disputes and irrevocably waives any objection as to venue or inconvenient forum. IF THIS LETTER OR ANY ACT, OMISSION OR EVENT DESCRIBED IN THIS PARAGRAPH BECOMES THE SUBJECT OF A DISPUTE, THE COMPANY AND ENTRENET EACH HERBY WAIVE TRIAL BY JURY. Without limiting the generality of this Section, any liability of entrenet to the Company hereunder together with any liability of entrenet under the Agreement shall not exceed the amount of the aggregate fees paid to entrenet under this Agreement.



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11.      COOPERATION, CONFIDENTIALITY, ETC. (a) The Company shall furnish entrenet with all information and data which entrenet shall reasonably deem appropriate in connection with its activities on the Company's behalf, and shall provide entrenet full access to the Company's officers, directors, employees and professional advisors. The Company recognizes and confirms that entrenet in acting pursuant to this engagement will be using information in public reports and other information provided by others, including information provided by the Company, and that entrenet does not assume responsibility for, and may rely without independent verification upon, the accuracy or completeness of any such information. (b) the Company agrees that entrenet's advice is for the use and information of the Company's management and Board of Directors only and the Company will not disclose such advice to others (except the Company's professional advisors and except as required by law) or summarize or refer to such advice without, in each case, entrenet's prior written consent. Notwithstanding anything to the contrary contained in the foregoing, in the event the Company is required by law to make any filings with any governmental authority (including without limitation the Securities and Exchange Commission) which mention entrenet or any disclosure to the holder of its securities concerning entrenet, the Company shall afford entrenet the opportunity to review such disclosure in advance and to approve the form thereof, such approval not to be unreasonably withheld or delayed. entrenet agrees that it will not, without the prior written consent of the Company, disclose, to any third party any confidential information provided by the Company to entrenet in connection with this engagement, except to the extent (i) such disclosure is required by applicable law, regulation or legal process, (ii) such information becomes publicly known other than as a result of the breach by entrenet of its obligations set forth in this sentence, and (iii) such disclosure is requested or required by any bank regulatory authority having jurisdiction over entrenet.

12. OTHER TRANSACTIONS. The Company acknowledges that entrenet and its affiliates may have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, which parties may have interests with respect to a Transaction. Although entrenet in the course of such other relationships may acquire information about the Transaction, potential investors or such other parties, entrenet shall have no obligation to disclose such information to the Company or to use such information on the Company's behalf. Furthermore, the Company acknowledges that entrenet may have fiduciary or other relationships whereby entrenet may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company, potential investors or to others with interests with respect to a Transaction. The Company acknowledges that entrenet may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to its relationship to the Company hereunder.

13. ACKNOWLEDGMENT OF SERVICES PROVIDED. entrenet may include descriptions of services provided by entrenet to the Company in entrenet's promotional materials. entrenet shall also have the right to place notices ("Tombstones") in financial and other newspapers and journals at entrenet's own expense describing its services to Company under this Agreement. entrenet may not otherwise publicly refer to the Company without the Company's prior consent.



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14.      NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, first class postage prepaid, addressed as follows:

           IF FOR COMPANY:
           Thinkpath.com Inc
           Declan French
           Chairman and Chief Executive Officer
           55 University Avenue, Suite 505
           Toronto, Ontario M5J 2H7
           FAX - (416) 364-2424
           EMAIL - dfrench@thinkpath.com




           IF FOR ENTRENET:
           ---------------
           entrenet2 Capital Advisors, LLC
           John Billington
           Managing Director
           3510 Unocal Place, Suite 103
           Santa Rosa, CA  95403
           FAX - 707-284-3510
           EMAIL - john@entre.net


         Such addresses may be changed from time to time by either party, by providing written notice to the other in the manner set forth above.

15. ARBITRATION AND CONSENT TO JURISDICTION. Any dispute and/or controversy relating to or arising from the interpretation and/or application of this Agreement shall be submitted at the request of the Company or entrenet to a neutral arbitrator selected by the parties from a mutually acceptable panel of arbitrators for a determination which shall be final and binding as to the parties thereto. Arbitration shall take place in the providence of Ontario, Canada. The decision and award of the arbitrator may include the cost of the arbitration proceedings and may include reasonable attorney fees for the successful party. Nothing herein contained shall be deemed to affect the rights of any Party to serve process in any manner other than as permitted by law.

16. ENTIRE AGREEMENT. This Agreement, along with any Exhibits attached hereto, contains the entire agreement of the parties with respect to the subject matter and supersedes any other agreement whether oral or written which are not fully expressed herein, except for carryover provisions of any previous executed agreements between entrenet and Company.

17. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

18. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

19. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.



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20.      APPLICABLE LAW. This Agreement shall be governed by the laws of the
         State of California, excluding that body of law known as conflict of laws.




THINKPATH.COM INC.                           ENTRENET(2) CAPITAL ADVISORS, LLC

/S/ Declan French                            /S/ John Billington
By ________________________________________  By: _______________________________
Declan French                                John Billington
Chairman and Chief Executive Officer         Managing Director

                 November 5, 2001                             November 5, 2001
Date Executed: _____________________________ Date Executed: ____________________









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                                    EXHIBIT A





ADVISORY SERVICES PROVIDED BY ENTRENET


As a corporate advisor, entrenet will use its best efforts to assist Company in achieving a successful Transaction. Such Transaction, as defined in paragraph four (4) of this Agreement, includes without limitation: any capital financing, debt financing, and/or merger/acquisition transactions.

entrenet will not act as a broker, but will assist in locating brokerage services if required. entrenet will not participate in general advertising or solicitation of the Company. Investors brought to the Company will be accredited investors to the best of entrenet's knowledge.

In addition, entrenet SHALL NOT have authority to do the following:

     o Hold any funds or securities in connection with a proposed sale of the Company's securities;
     o    Bind or obligate the Company in any respect;
     o Make any representations respecting the business or affairs of the Company to any prospective investor or customer whether in connection with investment or otherwise and entrenet agrees not to make any such representations unless previously authorized by the Company in writing; or
     o    Make any offers to sell equity, debt, or assets of the Company.

At the Company's request, entrenet may provide services beyond those listed above; however, the Company shall pay to entrenet a separate consulting rate for these additional services. The Company and entrenet shall agree on such rates, in writing, prior to entrenet providing such services.


ENTRENET COMPENSATION.


      TRANSACTIONS.

      DEBT. Upon the successful completion of a debt Transaction, as defined in paragraph 4 of this Agreement, initiated at any time prior to the termination of this Agreement, the fees paid to entrenet shall be one and one half percent (1.5%)(payable in cash) of gross Consideration as defined in paragraph 5 of this Agreement.

      EQUITY. Upon the successful completion of an equity or convertible debt Transaction, as defined in paragraph 4 of this Agreement, initiated at any time prior to the termination of this Agreement, the fees paid to entrenet shall be four percent (4%) payable in cash of gross Consideration as defined in paragraph 5 of this Agreement

      MERGERS & ACQUISITIONS. Upon the successful completion of a merger, acquisition or other business combination Transaction, as defined in paragraph 4 of this Agreement, initiated at any time prior to the termination of this Agreement, the fees paid to entrenet shall be four percent (4%), payable in cash, of gross Consideration as defined in paragraph 5 of this Agreement



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      ESCROW.

      All Fees, Common Stock Warrants, or other consideration earned in conjunction a transaction are to be paid through the escrow account at time of closing of the transaction.

EXPENSE REIMBURSEMENT

      PRE-APPROVED EXPENSES.

      The Company's prior approval, entrenet shall be entitled to reimbursement from the Company for reasonable amounts of the following "out-of-pocket" expenses: travel expenses, airfare, hotel, meals, printing & binding or other expenses as shall be mutually agreed upon.


TERM

The term of the Agreement shall be twelve (12) months from date of signing. The Agreement shall automatically renew for successive twelve (12) month terms, unless either party provides 60 days written notice to the other party prior to either the termination of the applicable initial term or any renewal terms.

For any sources introduced to the company prior to termination, the above entrenet compensation schedule will remain in effect for two (2) years following the termination date of this Agreement.




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